Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-182864 on Form S-8 of our report dated March 23, 2015 relating to the consolidated financial statements of Georgetown Bancorp, Inc. and Subsidiary as of December 31, 2014 and 2013 and for the years then ended appearing in this Annual Report on Form 10-K.

/s/ Shatswell, MacLeod & Company, P.C.

West Peabody, Massachusetts
March 27, 2015